EXHIBIT 11

                               DOCUCON, INCORPORATED


                         COMPUTATION OF EARNINGS PER SHARE

                                    (Unaudited)

                                                          Three Months                  Six Months
                                                          ENDED JUNE 30                ENDED JUNE 30
                                                   ---------------------------  ---------------------------
                                                       1998            1997        1998             1997
                                                   -----------     -----------  -----------     -----------

COMPUTATION OF BASIC EARNINGS (LOSS) PER
  SHARE:
   Net income (loss) from continuing
    operations ................................... $  (455,214)    $   277,799  $(1,069,705)    $   375,890
   Less- Preferred stock dividend
    requirements .................................      (8,250)        (11,688)     (16,500)        (24,751)
                                                   -----------     -----------  -----------     -----------

     Net income (loss) from continuing
      operations applicable to common
      stockholders ...............................    (463,464)        266,111   (1,086,205)        351,139

     Loss from discontinued operations ...........        --          (215,698)        --          (357,891)
                                                   -----------     -----------  -----------     -----------

     Net income applicable to common
      stockholders ............................... $  (463,464)    $    50,413  $(1,086,205)    $    (6,752)
                                                   ===========     ===========  ===========     ===========

WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK OUTSTANDING .......................   3,290,217       3,109,397    3,289,316       3,095,252
                                                   ===========     ===========  ===========     ===========

  Basic earnings (loss) from
   continuing operations per common
   share ......................................... $      (.14)    $       .09  $      (.33)    $       .11

  Basic loss from discontinued operations
   per common share ..............................        --              (.07)        --              (.11)
                                                   -----------     -----------  -----------     -----------

BASIC EARNINGS (LOSS) PER COMMON SHARE ........... $      (.14)    $       .02  $      (.33)    $      --
                                                   ===========     ===========  ===========     ===========

COMPUTATION OF DILUTED EARNINGS (LOSS)
  PER SHARE:
  Net income (loss) from continuing
   operations .................................... $  (455,214)    $   277,799  $(1,069,705)    $   375,890
  Preferred stock dividend requirements ..........      (8,250)        (11,688)     (16,500)        (24,751)
  Increase applicable to common stock
   for preferred stock dividends not
   incurred upon assumed conversion of
   preferred stock ...............................       8,250          11,688       16,500          24,751
                                                   -----------     -----------  -----------     -----------

   Net income (loss) from continuing
     operations applicable to common
     stockholders used for computation ...........    (455,214)        277,799   (1,069,705)        375,890

  Net (loss) from discontinued operations
   applicable to common stockholders .............        --          (215,698)        --          (357,891)
                                                   -----------     -----------  -----------     -----------

  Net income (loss) applicable to common
   stockholders used for computation ............. $  (455,214)    $    62,101  $(1,069,705)    $    17,999
                                                   ===========     ===========  ===========     ===========

  Weighted average number of shares of
   common stock outstanding ......................   3,290,217       3,109,397    3,289,316       3,095,252

  Weighted average incremental shares
   outstanding upon assumed conversion of
   options and warrants ..........................       2,520          95,359       50,501         124,517

  Weighted average incremental shares
   outstanding upon assumed conversion of
   the preferred stock ...........................     100,008         141,665      100,008         149,632
                                                   -----------     -----------  -----------     -----------

WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK AND COMMON STOCK
  EQUIVALENTS OUTSTANDING USED FOR
  COMPUTATION ....................................   3,392,745       3,346,421    3,439,825       3,369,401
                                                   ===========     ===========  ===========     ===========

   Diluted earnings (loss) from
     continuing operations per common
     share and common share equivalents .......... $      (.13)    $       .08  $      (.31)    $       .11

   Diluted loss from discontinued
     operations per common share and
     common share equivalents ....................        --              (.06)        --              (.11)
                                                   -----------     -----------  -----------     -----------

DILUTED EARNINGS (LOSS) PER COMMON SHARE
  AND COMMON SHARE EQUIVALENTS ................... $      (.13)(a) $       .02  $      (.31)(a) $      --
                                                   ==============  ===========  ==============  ===========

      (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.